Exhibit 99.1
Neurocrine Biosciences Reports Second Quarter 2025 Financial Results
Achieved Total Net Product Sales of $682 Million Representing 17% Year-Over-Year Growth
INGREZZA® (valbenazine) Second-Quarter 2025 Net Product Sales of $624 Million and Narrows 2025 Net Product Sales Guidance to $2.5 - $2.55 Billion
CRENESSITY® (crinecerfont) Second-Quarter 2025 Net Product Sales of $53 Million
with 664 Total New Patient Enrollment Start Forms
SAN DIEGO, July 30, 2025 – Neurocrine Biosciences, Inc. (Nasdaq: NBIX) today announced its financial results for the second quarter ended June 30, 2025, and updated its 2025 financial guidance.
“As we begin our transition into a new chapter of growth and diversification for Neurocrine, we’re pleased with our second quarter commercial performance across tardive dyskinesia, Huntington’s chorea, and now, classic congenital adrenal hyperplasia,” said Kyle W. Gano, Ph.D., Chief Executive Officer of Neurocrine Biosciences. “Although still early in our launch, the demand for CRENESSITY remains robust, underscoring the significant unmet need for a novel treatment option for patients with CAH.”
Dr. Gano added, “With revenue contributions from both INGREZZA and CRENESSITY along with our strong balance sheet, we are well-positioned to advance and expand our neuropsychiatry pipeline, including our ongoing registrational programs in major depressive disorder with osavampator and in schizophrenia with NBI-’568, our selective M4 muscarinic agonist.”
Net Product Sales Highlights
•INGREZZA net product sales for the second-quarter 2025 were $624 million, reflecting 15% sequential growth over the first quarter of 2025 and 8% growth year-over-year. The return to volume growth was driven by strong patient demand and, following first quarter performance, a new quarterly record in new prescriptions (NRx).
•In Q3, expanded formulary access for INGREZZA, further enhancing coverage from Q2 expansion to now include approximately 70% of tardive dyskinesia and Huntington’s disease Medicare beneficiaries to support long-term growth.
•INGREZZA 2025 net product sales guidance narrowed from $2.5 - $2.6 billion to $2.5 - $2.55 billion reflecting double-digit volume growth partially offset by lower net price due to expanded access.
•CRENESSITY net product sales for the second-quarter 2025 were $53 million and included 664 total new patient enrollment start forms reflecting strong patient demand with 76% reimbursement coverage for dispensed scripts. Through the first half of 2025, there were 1,077 total new patient enrollment forms.
Recent Clinical and Corporate Developments
•Initiated Phase 3 registrational program for NBI-’568, an oral muscarinic M4 selective orthosteric agonist, as a potential treatment for adults with schizophrenia.
•Presented one-year data showing sustained efficacy of CRENESSITY in Adult Patients and improvements in weight-related effects of glucocorticoid treatment at ENDO 2025.

•Announced the Phase 3 study of valbenazine for the adjunctive treatment of schizophrenia did not meet the primary endpoint. Consistent trends favoring valbenazine were observed across key study measures, including a statistically significant effect in the positive symptom domain of the Positive and Negative Symptoms Scale (PANSS). Safety and tolerability remained consistent with valbenazine’s established profile. Insights from the study will help inform the development of Neurocrine’s next-generation vesicular monoamine transporter 2 (VMAT2) inhibitors. Full results will be published at a later date.
•Initiated the Phase 1 study of NBIP-1435, a long-acting corticotropin-releasing factor type 1 (CRF-1) receptor antagonist administered as a subcutaneous injection for the potential treatment of congenital adrenal hyperplasia.
•Company to host R&D Day in San Diego on December 16, 2025.
Second Quarter 2025 Financial Results

	Three Months Ended June 30,		Six Months Ended June 30,
(unaudited, in millions, except per share data)	2025	2024	2025	2024
Revenues:
INGREZZA Net Product Sales	$624.4	$579.5	$1,169.6	$1,085.5
CRENESSITY Net Product Sales	53.2	—	67.7	—
Other Revenues	9.9	10.7	22.8	20.0
Total Revenues	$687.5	$590.2	$1,260.1	$1,105.5

GAAP Research and Development (R&D)	$244.3	$191.1	$507.5	$350.5
Non-GAAP R&D	$222.7	$175.3	$462.9	$317.7

GAAP Selling, General, and Administrative (SG&A)	$286.3	$242.0	$562.8	$485.1
Non-GAAP SG&A	$254.6	$200.7	$499.9	$416.3

GAAP Net Income	$107.5	$65.0	$115.4	$108.4
GAAP Earnings Per Share – Diluted	$1.06	$0.63	$1.13	$1.04

Non-GAAP Net Income	$166.2	$168.9	$237.8	$293.7
Non-GAAP Earnings Per Share – Diluted	$1.65	$1.63	$2.34	$2.83

(unaudited, in millions)			June 30, 2025	December 31, 2024
Total Cash, Cash Equivalents, and Marketable Securities			$1,849.4	$1,815.6
•Differences in second quarter 2025 GAAP and Non-GAAP operating expenses compared with second quarter 2024 were driven by:
◦Increased R&D expense in support of an expanded and advancing pre-clinical and clinical portfolio including investments in osavampator in major depressive disorder (MDD) and muscarinic franchise including $15 million development milestone to Nxera upon initiation of NBI-568 Phase 3 program in second quarter 2025.

◦Increased SG&A expense including incremental investment in CRENESSITY related headcount and launch activities and continued investment in INGREZZA, including the expansion of the psychiatry and long-term care sales teams in September 2024.
•Second quarter 2025 GAAP net income and earnings per share were $108 million and $1.06, respectively, compared with $65 million and $0.63, respectively, for second quarter 2024.
•Second quarter 2025 Non-GAAP net income and earnings per share were $166 million and $1.65, respectively, compared with $169 million and $1.63, respectively, for second quarter 2024.
•Differences in second quarter 2025 GAAP and Non-GAAP net income compared with second quarter 2024 were primarily driven by:
◦Higher net product sales
◦Increased operating expenses in support of expanding and advancing R&D portfolio, incremental investment in CRENESSITY launch activities, and continued investment in INGREZZA, including the expansion of the psychiatry and long-term care sales teams in September 2024
◦Second quarter 2025 includes $15 million expense for development milestones achieved under collaborations, compared with $27 million for second quarter 2024
◦Second quarter 2025 includes $7 million loss from changes in fair values of equity investments, compared with $20 million for second quarter 2024 (Non-GAAP adjustment)
◦Second quarter 2024 includes $50 million charge associated with settlement of convertible senior notes conversions (Non-GAAP adjustment)
◦Second quarter 2024 includes $14 million leased office space impairment charge (Non-GAAP adjustment)
•On February 21, 2025, the Company announced a new share repurchase program to repurchase up to $500 million of its common stock. As of June 30, 2025, the Company has repurchased $168 million of its common stock, including $18 million during the second quarter of 2025, and has $332 million remaining under the Board authorized program.
•At June 30, 2025, the Company had cash, cash equivalents, and marketable securities totaling approximately $1.8 billion.
A reconciliation of GAAP to Non-GAAP financial results can be found in Table 3 and Table 4 at the end of this news release.

Updated Full Year 2025 Financial Guidance

	Range
(in millions)	Low	High
INGREZZA Net Product Sales [1]	$2,500	$2,550

GAAP R&D Expense [2]	$960	$1,010
Non-GAAP R&D Expense [2,3]	$890	$940

GAAP SG&A Expense [4]	$1,135	$1,155
Non-GAAP SG&A Expense [3,4]	$980	$1,000
1.INGREZZA sales guidance reflects expected net product sales of INGREZZA in tardive dyskinesia and chorea associated with Huntington’s disease.
2.R&D guidance reflects the continued advancement of the Company’s pre-clinical and clinical portfolio including the initiation of Phase 3 programs for osavampator in MDD and NBI-568 in schizophrenia. R&D guidance includes $60 million of expense for development milestones primarily in connection with collaborations with Takeda and Nxera that were achieved or deemed probable to achieve. Acquired in-process research and development expense is included in guidance once significant collaboration and licensing arrangements have been completed.
3.Non-GAAP guidance adjusted to exclude estimated non-cash stock-based compensation expense of approximately $85 million in R&D and $115 million in SG&A and vacated legacy campus facility costs. Non-cash stock-based compensation expense for performance-based equity awards is included in guidance once the predefined performance-based criteria for vesting is achieved or deemed probable to achieve.
4.SG&A guidance range reflects expense for ongoing commercial initiatives supporting INGREZZA growth and the launch of CRENESSITY.
Conference Call and Webcast Today at 4:30 PM Eastern Time
Neurocrine Biosciences will hold a live conference call and webcast today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). Participants can access the live conference call by dialing 800-225-9448 (US) or 203-518-9708 (International) using the conference ID: NBIX. The webcast and accompanying slides can also be accessed at approximately 4:30 p.m. Eastern Time on Neurocrine Biosciences’ website under Investors at www.neurocrine.com. A replay of the webcast will be available on the website approximately one hour after the conclusion of the event and will be archived for approximately one month.

About Neurocrine Biosciences
Neurocrine Biosciences is a neuroscience-focused, biopharmaceutical company with a simple purpose: to relieve suffering for people with great needs. We are dedicated to discovering and developing life-changing treatments for patients with under-addressed neuropsychiatric, neurological, and neuroendocrine disorders. The company’s diverse portfolio includes U.S. FDA-approved treatments for tardive dyskinesia, chorea associated with Huntington’s disease, classic congenital adrenal hyperplasia, endometriosis* and uterine fibroids*, as well as a robust pipeline including multiple compounds in mid- to late-phase clinical development across our core therapeutic areas. For three decades, we have applied our unique insight into neuroscience and the interconnections between brain and body systems to treat complex conditions. We relentlessly pursue medicines to ease the burden of debilitating diseases and disorders, because you deserve brave science. For more information, visit neurocrine.com, and follow the company on LinkedIn, X and Facebook. (*in collaboration with AbbVie)
NEUROCRINE, the NEUROCRINE BIOSCIENCES Logo, YOU DESERVE BRAVE SCIENCE, INGREZZA, and CRENESSITY are registered trademarks of Neurocrine Biosciences, Inc.
Non-GAAP Financial Measures
In addition to the financial results and financial guidance that are provided in accordance with accounting principles generally accepted in the United States (GAAP), this press release also contains the following Non-GAAP financial measures: Non-GAAP R&D expense, Non-GAAP SG&A expense, and Non-GAAP net income and net income per share. When preparing the Non-GAAP financial results and guidance, the Company excludes certain GAAP items that management does not consider to be normal, including recurring cash operating expenses that might not meet the definition of unusual or non-recurring items. In particular, these Non-GAAP financial measures exclude: non-cash stock-based compensation expense, charges associated with convertible senior notes, vacated legacy campus facility costs, net of sublease income, non-cash amortization expense related to acquired intangible assets, changes in fair value of equity investments, changes in foreign currency exchange rates and certain adjustments to income tax expense. These Non-GAAP financial measures are provided as a complement to results provided in accordance with GAAP as management believes these Non-GAAP financial measures help indicate underlying trends in the Company's business, are important in comparing current results with prior period results and provide additional information regarding the Company's financial position. Management also uses these Non-GAAP financial measures to establish budgets and operational goals that are communicated internally and externally and to manage the Company's business and evaluate its performance. The Company provides guidance regarding combined R&D and SG&A expenses on both a GAAP and a Non-GAAP basis. A reconciliation of these GAAP financial results to Non-GAAP financial results is included in the attached financial information.

Forward-Looking Statements
In addition to historical facts, this press release contains forward-looking statements that involve a number of risks and uncertainties. These statements include, but are not limited to, statements related to: the benefits to be derived from our products and product candidates; the value our products and/or our product candidates may bring to patients; the continued success of INGREZZA; successfully launching CRENESSITY; our financial and operating performance, including our future revenues, expenses, or profits; our collaborative partnerships; expected future clinical and regulatory milestones; and the timing of the initiation and/or completion of our clinical, regulatory, and other development activities and those of our collaboration partners. Factors that could cause actual results to differ materially from those stated or implied in the forward-looking statements, include but are not limited to the following: risks and uncertainties associated with Neurocrine Biosciences’ business and finances in general; risks and uncertainties associated with the commercialization of INGREZZA and CRENESSITY; risks related to the development of our product candidates; risks associated with our dependence on third parties for development, manufacturing, and commercialization activities for our products and product candidates, and our ability to manage these third parties; risks that the FDA or other regulatory authorities may make adverse decisions regarding our products or product candidates; risks that development activities may not be initiated or completed on time or at all, or may be delayed for regulatory, manufacturing, or other reasons, may not be successful or replicate previous clinical trial results, may fail to demonstrate that our product candidates are safe and effective, or may not be predictive of real-world results or of results in subsequent clinical trials; risks that the potential benefits of the agreements with our collaboration partners may never be realized; risks that our products, and/or our product candidates may be precluded from commercialization by the proprietary or regulatory rights of third parties, or have unintended side effects, adverse reactions or incidents of misuse; risks associated with government and third-party regulatory and/or policy efforts which may, among other things, impose sales and pharmaceutical pricing controls on our products or limit coverage and/or reimbursement for our products; risks associated with competition from other therapies or products, including potential generic entrants for our products; and other risks described in our periodic reports filed with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025. Neurocrine Biosciences disclaims any obligation to update the statements contained in this press release after the date hereof other than as required by law.
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Contact: Neurocrine Biosciences, Inc.
Tony Jewell (Media)
858-617-7578
media@neurocrine.com
Todd Tushla (Investors)
858-617-7143
ir@neurocrine.com

TABLE 1
NEUROCRINE BIOSCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share data)	2025	2024	2025	2024
Revenues:
Net product sales	$682.0	$583.8	$1,245.7	$1,092.8
Collaboration revenue	5.5	6.4	14.4	12.7
Total revenues	687.5	590.2	1,260.1	1,105.5
Operating expenses:
Cost of revenues	11.3	9.2	20.5	16.7
Research and development	244.3	191.1	507.5	350.5
Acquired in-process research and development	—	2.5	0.1	8.5
Selling, general, and administrative	286.3	242.0	562.8	485.1
Total operating expenses	541.9	444.8	1,090.9	860.8
Operating income	145.6	145.4	169.2	244.7
Other income (expense):
Unrealized loss on equity investments	(6.7)	(19.9)	(37.3)	(18.3)
Charges associated with convertible senior notes	—	(49.7)	—	(138.4)
Investment income and other, net	20.6	22.8	42.3	45.1
Total other income (expense), net	13.9	(46.8)	5.0	(111.6)
Income before provision for income taxes	159.5	98.6	174.2	133.1
Provision for income taxes	52.0	33.6	58.8	24.7
Net income	$107.5	$65.0	$115.4	$108.4

Earnings per share, basic	$1.09	$0.64	$1.16	$1.08
Earnings per share, diluted	$1.06	$0.63	$1.13	$1.04

Weighted average common shares outstanding, basic	99.0	100.8	99.3	100.3
Weighted average common shares outstanding, diluted	101.0	103.9	101.8	103.8

TABLE 2
NEUROCRINE BIOSCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

(in millions)	June 30, 2025	December 31, 2024
Cash, cash equivalents, and marketable securities	$975.6	$1,076.1
Other current assets	773.3	648.6
Total current assets	1,748.9	1,724.7
Deferred tax assets	536.8	485.7
Marketable securities	873.8	739.5
Right-of-use assets	492.3	509.4
Equity investments	87.5	124.8
Property and equipment, net	91.7	82.6
Intangible assets, net	37.2	36.5
Other noncurrent assets	21.6	15.5
Total assets	$3,889.8	$3,718.7

Current liabilities	$546.3	$507.7
Noncurrent operating lease liabilities	439.1	455.1
Other noncurrent liabilities	210.1	166.2
Stockholders’ equity	2,694.3	2,589.7
Total liabilities and stockholders’ equity	$3,889.8	$3,718.7

TABLE 3
NEUROCRINE BIOSCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share data)	2025	2024	2025	2024
GAAP net income [1]	$107.5	$65.0	$115.4	$108.4
Adjustments:
Stock-based compensation expense - R&D	21.6	15.8	44.6	32.8
Stock-based compensation expense - SG&A	31.2	27.3	61.0	54.8
Charges associated with convertible senior notes [2]	—	49.7	—	138.4
Vacated legacy campus facility costs, net of sublease income [3]	0.5	14.0	1.9	14.0
Non-cash amortization related to acquired intangible assets	1.0	0.9	2.0	1.8
Changes in fair values of equity investments [4]	6.7	19.9	37.3	18.3
Other	0.3	0.1	0.4	0.3
Income tax effect related to reconciling items [5]	(2.6)	(23.8)	(24.8)	(75.1)
Non-GAAP net income [1]	$166.2	$168.9	$237.8	$293.7

Diluted earnings per share:
GAAP	$1.06	$0.63	$1.13	$1.04
Non-GAAP	$1.65	$1.63	$2.34	$2.83
1. Includes the following expenses:

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2025	2024	2025	2024
Milestones (R&D)	$15.1	$26.5	$60.5	$32.6
IPR&D	$—	$2.5	$0.1	$8.5
2. Reflects charges associated with the settlement of convertible senior notes conversions.
3. Reflects impairment charges and other costs associated with our vacated legacy campus facilities, net of sublease income, as we transition to occupy our new campus facility.
4. Reflects periodic fluctuations in the fair values of equity investments.
5. Estimated income tax effect of Non-GAAP reconciling items are calculated using applicable statutory tax rates, taking into consideration any valuation allowance and adjustments to exclude tax benefits or expenses associated with charges associated with convertible senior notes and non-cash stock-based compensation.

TABLE 4
NEUROCRINE BIOSCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP EXPENSES
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2025	2024	2025	2024
GAAP cost of revenues	$11.3	$9.2	$20.5	$16.7
Adjustments:
Non-cash amortization related to acquired intangible assets	1.0	0.9	2.0	1.8
Non-GAAP cost of revenues	$10.3	$8.3	$18.5	$14.9

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2025	2024	2025	2024
GAAP R&D	$244.3	$191.1	$507.5	$350.5
Adjustments:
Stock-based compensation expense	21.6	15.8	44.6	32.8
Non-GAAP R&D	$222.7	$175.3	$462.9	$317.7

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2025	2024	2025	2024
GAAP SG&A	$286.3	$242.0	$562.8	$485.1
Adjustments:
Stock-based compensation expense	31.2	27.3	61.0	54.8
Vacated legacy campus facility costs, net of sublease income	0.5	14.0	1.9	14.0
Non-GAAP SG&A	$254.6	$200.7	$499.9	$416.3

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2025	2024	2025	2024
GAAP other income (expense), net	$13.9	$(46.8)	$5.0	$(111.6)
Adjustments:
Charges associated with convertible senior notes	—	49.7	—	138.4
Changes in fair values of equity investments	6.7	19.9	37.3	18.3
Other	0.3	0.1	0.4	0.3
Non-GAAP other income, net	$20.9	$22.9	$42.7	$45.4